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                                                              Exhibit 99.B(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Investors Trust:

We consent to the use of our reports dated February 27, 2006 and February 28, 2006 incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
July 13, 2006